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                                  EXHIBIT 99.2


                              LJL BIOSYSTEMS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 30, 2000



        The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on August 30, 2000 and the joint proxy statement/prospectus, dated July ___, 2000, and hereby appoints LEV J. LEYTES and LARRY TANNENBAUM, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, with full authority to vote all of the shares of stock of LJL BioSystems, Inc., a Delaware corporation, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of LJL BioSystems, Inc. to be held at 405 Tasman Drive, Sunnyvale, California on Wednesday, August 30, 2000 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.


         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

              (Continued, and to be dated and signed on other side)

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                  MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:       To adopt the Agreement and Plan of Merger and Reorganization, dated as of June 7, 2000, among Molecular Devices Corporation,
                  Mercury Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Molecular Devices, and LJL
                  BioSystems, Inc.

      [ ]   FOR              [ ]   AGAINST                [ ]  ABSTAIN

         It is not expected that any matters other than those described in the joint proxy statement/prospectus will be presented at the special meeting. If any other matters are presented, the proxies are authorized to vote upon such other matters in accordance with their discretion.

DATED _____________, 2000           ____________________________________________


                                    ____________________________________________
                                                   SIGNATURE(S)

                                    Please date this proxy and sign your name exactly as it appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.